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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                    FORM 8-k

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 30 1997
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                      INTERNATIONAL MERCANTILE CORPORATION



Missouri                               0-7693              43-0970243.
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(State or other jurisdiction           (Commission         (IRS Employer
 of incorporation)                     File Number)        Identification No.)



PO BOX 340 OLNEY, MARYLAND                                         20832
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(Address of principal executive offices)                         (Zip Code)

(Former name or former address, if change since last report)


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ITEM #1    CHANGE IN CONTROL OF REGISTRANT

On November 17, 1995 the management of International Mercantile Corporation (the "Registrant") entered into a settlement Purchase and Sale Agreement of Corporate Stock (the "Agreement") with Continent Finance Corporation.

Pursuant to the terms of the Agreements the Board of Director os the company was changed. The parties later entered into a new settlement agreement which resulted in the Registrant entering into an agreement with Continent Finance Corporation to assist in the administration of the affairs of the Registrant. In exchange the Registrant delivered to Continent Finance Corporation 100% of all the rights it may have had in the common stock of Home America Mortgage Company which was then a non-operating shell company.

The Board of Registrant authorized the reverse split of all the issued and outstanding common shares at a ratio of 31 to 1 so as to protect shareholder value. All fractional shareholders were rounded up to whole shares.

In August 1997 a newly capitalized Home America Mortgage Company with preferred stock of University Mortgage Inc. was invested into Registrant for 1,000,000 shares of voting common stock of Registrant which resulted in change voting control of Registrant.

On September 30, 1997 Continent Finance Corporation invested 200,000 preferred shares, par value $100.00 of Mortgage Bankers Holding Corporation for 500,000 shares of Registrant and a right to receive 2,000,000 shares of Registrant in the event that any portion of the Preferred shares are exchanged, sold, or redeemed or in the event that the Preferred shares maintain their net carrying value until March 30, 1998. The Registrant has setup a valuation reserve against this preferred stock, and other assets so as to establish a more conservative routine in the recognition of income and asset values.


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ITEM #2    ACQUISITION OR DISPOSITION OF ASSETS

Prior to the November 17, 1995 transaction Registrant owned control of Frontier Life Insurance Company, Receivables and certain Notes and Security instruments from C.J. Brown and its affiliated companies. Following the transaction William Bruce and Robert Bruce took control of these assets either directly or indirectly. Any and all rights that Registrant may have held in Home America Mortgage Company were delivered to Continent Finance Corporation in exchange for running the operational affairs of Registrant.

In July, 1997 the Registrant acquired 100% of the common stock of Home America Mortgage Company and 50% of the voting control, through a preferred stock position, of University Mortgage Inc., for 1,000,000 shares of Registrant's common voting shares.

On September 30, 1997 the Registrant acquired from Continent Finance Corporation 200,000 preferred shares, par value $100.00, of Mortgage Bankers Holding Company for 500,000 shares of Registrant with rights to receive 2,000,000 share, subject to the terms and conditions spelled out in the agreement.

The registrant is reviewing several mortgage company acquisitions and hopes to have a closed transaction by December 15, 1997.


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ITEM #5    OTHER EVENTS

The Registrant plans to focus on the acquisition of financial services, real estate and manufacturing assets and to grow it's Mortgage operation.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant caused this report to be signed on its behalf by the undersigned.

                                     INTERNATIONAL MERCANTILE CORPORATION

Date  November 20, 1997              By          /s/ MAX APPLE
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                                                 Max Apple, Chairman

Date                                 By
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